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                                  WSIS SERIES TRUST

                                   Amendment No. 1
                                          to
                          Agreement and Declaration of Trust


    The undersigned, being at least a majority of the Trustees of WSIS Series Trust, hereby amend the Agreement and Declaration of Trust of said Trust by deleting therefrom Article I, Section 1 in its entirety, and substituting therefor the following:

    "Section 1. This Trust shall be known as 'Schroder Series Trust', and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine."

    This Amendment is dated as of the 1st day of March, 1997.



/s/ Madelon DeVoe Talley               /s/ David N. Dinkins
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Madelon DeVoe Talley                   David N. Dinkins



/s/ John I. Howell                     /s/ Peter S. Knight
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John I. Howell                              Peter S. Knight